UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2018

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest Rochester, Minnesota	55901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01        Other Events.

On October 2, 2018, Malta Hedge Fund II, L.P., Malta Titan Fund, L.P., Malta MLC Fund, L.P., Malta Offshore, Ltd., Malta Hedge Fund, L.P., and Malta MLC Offshore, Ltd. (together, the “Warrant Holders”) exercised in full their purchase rights pursuant to their respective warrants acquired on May 21, 2015 from the United States Department of Treasury (the “Treasury”) to purchase in the aggregate 277,777.67 shares of common stock of HMN Financial, Inc. (the “Company”) at an exercise price of $4.68 per share (the “Warrants”). In accordance with terms of the Warrants, each of which was set to expire on December 23, 2018, after taking into account the shares withheld to satisfy the cashless exercise option, the Company issued, in the aggregate, 214,973 shares of its common stock and $57.34 in cash for fractional shares to the Warrant Holders on October 3, 2018. Following the completion of this exercise by the Warrant Holders, the Company has no further obligations under a ten-year warrant to purchase up to 833,333 shares of the Company’s common stock that the Company originally issued to the Treasury on December 23, 2008 (and which the Treasury subsequently auctioned a portion of to the Warrant Holders on May 21, 2015) as part of the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: October 3, 2018	/s/ Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

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